Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Services” and “Financial Statements” as the independent registered public accounting firm in the Statement of Additional Information, dated April 29, 2024, and included in this Post-Effective Amendment No. 9 to the Registration Statement (Form N-6, File No. 333-236447) of John Hancock Life Insurance Company (U.S.A.) Separate Account A, filed with the Securities and Exchange Commission, and incorporated by reference in this Registration Statement.

We also consent to the use of our reports (1) dated April 3, 2024, with respect to the statutory-basis financial statements of John Hancock Life Insurance Company (U.S.A.) and (2) dated April 3, 2024, with respect to the financial statements of each of the subaccounts within John Hancock Life Insurance Company (U.S.A.) Separate Account A, for the year ended December 31, 2023, incorporated by reference in Post-Effective Amendment No. 9 to the Registration Statement (Form N-6, File No. 333-236447) of John Hancock Life Insurance Company (U.S.A.) Separate Account A filed with the Securities and Exchange Commission, and incorporated by reference in this Registration Statement.

Ernst & Young LLP

Boston, Massachusetts

October 17, 2024